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                                                                    EXHIBIT 23.1






                      Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Muzak Holdings LLC and Muzak Holdings Finance Corp. of our report dated February 19, 1999 relating to the consolidated financial statements of ACN Holdings, LLC as of December 31, 1998 and for the period from October 7, 1998 through December 31, 1998 which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial and Other Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Historical Financial and Other Data."



PRICEWATERHOUSECOOPERS LLP

Charlotte, North Carolina
May 14, 1999

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                      Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Muzak Holdings LLC and Muzak Holdings Finance Corp. of our report dated February 19, 1999 relating to the consolidated financial statements of Audio Communications Network, Inc. for the period from January 1, 1998 through October 6, 1998 which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial and Other Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Historical Financial and Other Data."



PRICEWATERHOUSECOOPERS LLP

Charlotte, North Carolina
May 14, 1999